                                Pricing Agreement



                                                                January 21, 1997


Goldman, Sachs & Co.,
Alex. Brown & Sons Incorporated,
Dean Witter Reynolds Inc.,
Donaldson, Lufkin & Jenrette Securities Corporation,
Merrill Lynch, Pierce, Fenner & Smith Incorporated,
Prudential Securities Incorporated,
c/o Goldman, Sachs & Co.,
85 Broad Street,
New York, New York  10004.

Dear Ladies and Gentlemen:

         Spieker Properties, Inc., a Maryland corporation (the "Company"), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated February 28, 1996 (the "Underwriting Agreement"), between the Company and Spieker Properties, L.P., a California limited partnership (the "Operating Partnership"), on the one hand and Goldman, Sachs & Co., Alex. Brown & Sons Incorporated, Dean Witter Reynolds Inc., Donaldson, Lufkin & Jenrette Securities Corporation and Prudential Securities Incorporated, on the other hand, to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") the Shares specified in Schedule II hereto (the "Designated Shares" consisting of Firm Shares and any Optional Shares the Underwriters may elect to purchase). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Pricing Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of this Pricing Agreement in relation to the Prospectus included in the registration statement on Form S-3 (File No. 333-04299) (including the related Rule 462(b) registration statement, the "Third Registration Statement"), as amended or supplemented relating to the Designated Shares which are the subject of this Pricing Agreement, in the form in which it is proposed to be filed with the Commission. Each representation and warranty which refers to the Second Registration Statement in Section 2(a) of the Underwriting Agreement shall also be deemed to be a representation or warranty in relation to the Third Registration Statement as of the date of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined, except that Merrill Lynch, Pierce, Fenner & Smith Incorporated shall be included as a Representative. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Shares pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth in Schedule II hereto.

         An amendment to the Second Registration Statement, the Third Registration Statement or a supplement to the Prospectus, as the case may be, relating to the Designated Shares, in the form heretofore delivered to you is now proposed to be filed with the Commission.

         Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, (a) the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto and, (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares, as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company at the purchase price to the Underwriters set forth in
Schedule II hereto that portion of the number of Optional Shares as to which such election shall have been exercised.

         The Company hereby grants to each of the Underwriters the right to purchase at their election up to the number of Optional Shares set forth opposite the name of such Underwriter in Schedule I hereto on the terms referred to in the paragraph above for the sole purpose of covering over-allotments in the sale of the Firm Shares. Any such election to purchase Optional Shares may be exercised by written notice from the Representatives to the Company given within a period of 30 calendar days after the date of this Pricing Agreement, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by the Representatives, but in no event earlier than the First Time of Delivery or, unless the Representatives and the Company otherwise agree in writing, no earlier than two or later than ten business days after the date of such notice.

         If the foregoing is in accordance with your understanding, please sign and return to us eight counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters, the Company and the Operating Partnership. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination, upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.


                                            Very truly yours,

                                            SPIEKER PROPERTIES, INC.


                                            By:
                                                 Name:
                                                 Title:


                                            SPIEKER PROPERTIES, L.P.

                                            By:  SPIEKER PROPERTIES, INC.


                                            By:
                                                 Name:
                                                 Title:




Accepted as of the date hereof:

Goldman, Sachs & Co.
Alex. Brown & Sons Incorporated
Dean Witter Reynolds Inc.
Donaldson, Lufkin & Jenrette Securities Corporation
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Prudential Securities Incorporated

By:  Goldman, Sachs & Co.


_________________________
   (Goldman, Sachs & Co.)

                                   SCHEDULE I

                                                                                          MAXIMUM NUMBER
                                                                  NUMBER OF FIRM        OF OPTIONAL SHARES
                                                                   SHARES TO BE            WHICH MAY BE
                       UNDERWRITER                                   PURCHASED               PURCHASED
                     ----------------                             --------------        ------------------

Goldman, Sachs & Co. ......................................          1,400,000                210,000

Alex. Brown & Sons Incorporated............................          1,400,000                210,000

Dean Witter Reynolds Inc...................................          1,400,000                210,000

Donaldson, Lufkin & Jenrette Securities Corporation........          1,400,000                210,000

Merrill Lynch, Pierce, Fenner & Smith Incorporated.........          1,400,000                210,000

Prudential Securities Incorporated.........................          1,400,000                210,000

Jefferies & Company, Inc...................................            400,000                 60,000

Montgomery Securities......................................            400,000                 60,000

J.P. Morgan Securities Inc.  ..............................            400,000                 60,000

Morgan Stanley & Co. Incorporated..........................            400,000                 60,000
                                                                   -----------             ----------

         Total.............................................         10,000,000              1,500,000
                                                                   ===========             ==========

                                   SCHEDULE II


TITLE OF DESIGNATED SHARES:  Common Stock, par value $.0001 per share

NUMBER OF DESIGNATED SHARES:  Number of Firm Shares:  10,000,000

                                Maximum Number of Optional Shares:  1,500,000

INITIAL OFFERING PRICE TO PUBLIC:  $34.50 per Share

PURCHASE PRICE TO THE UNDERWRITERS:  $32.69 per Share

FORM OF DESIGNATED SHARES:

     Definitive form, to be delivered through The Depository Trust Company.

SPECIFIED FUNDS FOR PAYMENT OF PURCHASE PRICE:  Same day funds.

BLACKOUT PROVISIONS WITH RESPECT TO THE DESIGNATED SHARES:

     During the period beginning from the date hereof and continuing to and including the date 90 days after the date hereof, the Company will not offer, sell, contract to sell or otherwise dispose of any Shares or any securities of the Company that are substantially similar to the Shares, or any other security convertible into or exchangeable for, or represent the right to receive, Shares or any such substantially similar securities, except for (i) Shares issuable pursuant to employee stock option plans existing on, or upon the conversion of convertible or exchangeable securities existing on, or upon the conversion of convertible or exchangeable securities outstanding as of, the date hereof, and (ii) Shares issuable upon the exchange of partnership units in the Operating Partnership or the issuance of partnership units in the Operating Partnership (which may be exchanged for Shares no earlier than 90 days after the date hereof), without the prior written consent of the Representatives.

TIME OF DELIVERY:  9:30 a.m. (New York City time), January 27, 1997

CLOSING LOCATION:  Morrison & Foerster, 755 Page Mill Road, Palo Alto,
                   California 94304

NAMES AND ADDRESSES OF REPRESENTATIVES:

     Designated Representatives: Goldman, Sachs & Co., Alex. Brown & Sons Incorporated, Dean Witter Reynolds Inc., Donaldson, Lufkin & Jenrette Securities Corporation, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Prudential Securities Incorporated.

     Address for Notices, etc.: Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004